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                                                                     Exhibit 21
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                               PGI INCORPORATED
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                                 SUBSIDIARIES
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                                         State of          Relationship
                                         --------          ------------
                                         Incorporation
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Sugarmill Woods, Inc.                    Florida           Wholly owned (1)
Burnt Store Marina, Inc.                 Florida           Wholly owned (1)
Punta Gorda Isles Sales, Inc.            Florida           Wholly owned (1)
Burnt Store Utilities, Inc.              Florida           Wholly owned (1)
Gulf Coast Credit Corporation            Florida           Wholly owned (1)

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(1) Included in the Company's consolidated financial statements.